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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) February 28, 1997

                            SYQUEST TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                  0-19674                      94-2793941
          (Commission File Number)      (IRS Employer Identification No.)


                47071 Bayside Parkway, Fremont, California 94538
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code
                                 (510) 226-4000


                                 Not Applicable
         (Former name or former address, if changed since last report.)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5            Other Events

Exchange of Debt for Equity

                   From February 28, 1997, through March 26, 1997, Registrant exchanged approximately $12,880,000 of its trade debt owed to various creditors (the "Creditors") for shares (the "Shares") of Registrant's common stock ("Common Stock") pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), as follows:

Name of Creditor              Amount of Debt     Number of Shares
----------------              --------------     ----------------

A-Corn Enterprises            $1,712,509.19           548,002
Company, Ltd.

Seksun Precision
Engineering, Limited          $  363,764.93           141,957

Tongkah Electronics           $8,767,184.95         3,506,874
SDN.BHD.

Silicon Systems, Inc.         $2,027,544.33           811,017

                  Each of the Creditors has warranted to Registrant that it is an accredited investor under Regulation D. Registrant entered into a registration rights agreement with each Creditor, whereby Registrant is required to register such Shares for resale.

THE FOREGOING DESCRIPTION OF THE DEBT TO EQUITY CONVERSIONS IS ONLY A BRIEF SUMMARY, DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBITS 10.2, 10.3, 10.4 AND 10.5 TO THIS REPORT ON FORM 8-K, WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE.

Registrant Announces New Bank Lines of Credit

                  On March 27, 1997, Registrant announced new bank lines of credit that maintain Registrant's credit line at a maximum of $30,000,000. The new bank lines of credit are also described in the press release attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7 Financial Statements, Pro Forma Financial Information and Exhibits

                  (c)      Exhibits

10.1     Subscription Agreement dated March 31, 1997, between
         Registrant and Fletcher International Limited, including as

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         Annex B thereto the form of Warrant Certificate issued pursuant thereto.

10.2 Securities Purchase Agreement dated as of February 28, 1997, between Registrant and A-Corn Enterprises Company, Ltd., including the exhibit form of Registration Rights Agreement.

10.3 Securities Purchase Agreement dated as of March 19, 1997, between Registrant and Seksun Precision Engineering Limited, including the exhibit form of Registration Rights Agreement.

10.4 Securities Purchase Agreement dated as of March 26, 1997, between Registrant and Tongkah SDN.BHD., including the exhibit form of Registration Rights Agreement.

10.5 Securities Purchase Agreement dated as of March 26, 1997, between Registrant and Silicon Systems, Inc., including the exhibit form of Registration Rights Agreement.

99.1     Registrant's Press Release released March 27, 1997.

99.2     Registrant's Press Release released April 9, 1997.


Item 9            Sale of Equity Securities Pursuant to Regulation S

                  On April 2, 1997, pursuant to a Subscription Agreement dated March 31, 1997 (the "Agreement"), Registrant issued and sold to Fletcher International Limited, a company organized under the laws of the Cayman Islands ("Purchaser"), 50,000 newly issued shares (the "Shares") of Registrant's 5% Cumulative Convertible Preferred Stock, Series 3, par value $.001 per share (the "Preferred Shares"), at a price of $100 per share, for an aggregate price of $5,000,000. The rights, preferences and privileges of the Preferred Shares, as summarized below, are set forth in the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 3 (the "Certificate"), filed with the Delaware Secretary of State on April 1, 1997. A copy of the Agreement (which includes, as Annex A and Annex B, respectively, copies of the Certificate and the Warrant Certificate, as defined below) is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by this reference. Under the Agreement, Purchaser also acquired a warrant (the "Warrant") to purchase 5,000,000 shares (the "Warrant Shares") of Common Stock, pursuant to a Warrant Certificate (the "Warrant Certificate").

                  Conversion; Registration. Subject to certain conditions, the
                  ------------------------
Preferred Shares are convertible into shares (the "Conversion Shares") of Registrant's Common Stock at any time at the option of the holder of the Preferred Shares. The conversion price is the greater of the arithmetical average of the closing sale prices of the Common Stock for the 5-day period preceding the conversion or 90% of the closing sale price the day before

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the conversion, but not greater than the closing sale price on
April 2, 1997 ($2.25).

                  Conversion Shares cannot all be issued until Registrant's stockholders approve an increase in the authorized number of shares of Registrant's common stock, because Registrant currently has insufficient authorized Common Stock to issue all of the Conversion Shares and Warrant Shares. If an increase in Registrant's authorized shares of Common Stock is not approved prior to June 1, 1997, and Purchaser seeks to convert any Preferred Shares or exercise the Warrant and Registrant is unable to deliver the Conversion Shares or Warrant Shares, then Registrant will be required, in lieu of delivering the Conversion Shares or Warrant Shares, to make cash payment within three months thereafter equal to the market value of the Common Stock that would be issuable on conversion or exercise using the closing price of the Common Stock at the date the conversion or exercise is requested. Any balance owed will accrue interest at an annual rate of 15%.

                  Notwithstanding the foregoing, the Preferred Shares cannot be converted and the Warrant may not be exercised if such conversion or exercise would require stockholder approval under applicable Nasdaq National Market rules, if such action would result in the Purchaser acquiring more than 19.9% of the outstanding Common Stock on April 2, 1997, and if the price at which such Common Stock is acquired is considered to be below market. In such case, Registrant is required to use its best efforts to seek stockholder approval of the transaction so that Purchaser can acquire greater than 19.9% of the outstanding Common Stock.

                  Dividends. Cumulative dividends accrue on the Preferred Shares
                  ---------
at an annual rate of 5%. Such dividends are payable quarterly in cash, or, at Registrant's option, in additional Preferred Shares. Dividends may not be paid in Preferred Shares if the conversion price of the Preferred Shares would constitute a below market issuance of Common Stock and to do so would violate the 19.9% limitation described above.

                  Liquidation Preference. The Preferred Shares have a
                  ----------------------
liquidation preference as to dividends, distributions and payments on liquidation, dissolution or winding up of Registrant senior to Common Stock, senior to other capital stock if permitted by the terms of such other capital stock, in parity with such capital stock if permitted by the terms of such capital stock or, if not so permitted, junior to such capital stock, and senior to all series of any class of Registrant's capital stock issued after April 2, 1997, except for capital stock which may be issued in the future to Beijing Legend Group, Ltd.

                  Non-Voting. The Preferred Stock is non-voting, except as
                  ----------
required by law.

                  Warrant. The exercise price (the "Exercise Price") of the
                  -------
Warrant will be the greater of the arithmetical average of the closing sales price per share of common stock on the 5
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consecutive trading days preceding the delivery of the Exercise Notice (as defined below) and 90% of such closing sale price on the day immediately prior to the delivery of the Exercise Notice, but not greater than the closing sale price per share of the Common Stock on April 2, 1997. The Warrant is not exercisable until the lapse of a period ending on the sixty-fifth day after Purchaser delivers a notice to Registrant designating an aggregate number of Warrant Shares to be purchased. Once such notice is given and the 65-day period has passed, the Purchaser may exercise the Warrant up to the number of shares designated in the 65-day notice by providing further notice to Registrant that the Purchaser is exercising the Warrant (the "Exercise Notice"). The Warrant expires on April 2, 2004. The number of Warrant Shares available will increase by 500,000 for each month (prorated daily for partial months), that either of the following conditions is not satisfied: (a) the Registration Statement is not declared effective by June 1, 1997 (provided that such condition need not be satisfied until July 1, 1997, if the Commission reviews the Registration Statement), or (b) on the day after Registrant's 1997 annual meeting of stockholders, but in any event not later than June 1, 1997, the issuer shall have the number of duly authorized shares of Common Stock reserved for issuance to Purchaser equal to the total number then issuable on full exercise of the Warrant and full conversion of the Preferred Shares and otherwise is able to deliver shares of Common Stock on such exercise or conversion.

                  Registration Rights. The Agreement provides that Registrant
                  -------------------
file a registration statement on Form S-3 (the "Registration Statement") covering resales of the Conversion Shares and the Warrant Shares (collectively, the "Converted Securities") and use its best efforts to have the Registration Statement declared effective not later than June 1, 1997 (or July 1, 1997, if the Commission reviews the Registration Statement), and to keep the Registration Statement effective until the earlier of (a) the second anniversary of the issuance of the Converted Securities, (b) such date as all of the Converted Securities shall have been sold by Purchaser or (c) such time as all of the Converted Securities held by Purchaser can be sold by Purchaser or any of its affiliates within a three month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 thereunder.

                  If the Registration Statement is not effective by June 1, 1997, or July 1, 1997, as the case may be, then the number of Warrant Shares issuable pursuant to the Warrant will increase by 500,000 for each month after the appropriate date (prorated on a daily basis) that the Registration Statement is not declared effective.

                  The Agreement, the Warrant and related matters are also described in the press release attached hereto as Exhibit 99.2 and incorporated herein by this reference.

THE FOREGOING DESCRIPTION OF THE AGREEMENT, THE CERTIFICATE AND THE WARRANT CERTIFICATE IS ONLY A BRIEF SUMMARY, DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
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EXHIBIT 10.1 TO THIS REPORT ON FORM 8-K, WHICH IS INCORPORATED HEREIN BY THIS
REFERENCE.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SYQUEST TECHNOLOGY, INC.
                                              (Registrant)


Dated:  April 9, 1997                          By /s/ Edwin L. Harper
                                                      Edwin L. Harper,
                                                      President and
                                                      Chief Executive Officer